UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2006

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 12, Vision International Center

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Sohu.com Inc. (“Sohu”) will be relying on the one-year cure period provided by Rule 4350(d)(4)(B) of the Nasdaq Marketplace Rules with respect to a vacancy on Sohu’s audit committee. On June 8, 2006, Sohu notified The Nasdaq Stock Market, pursuant to Rule 4350(d)(4)(B), that effective as of its 2006 Annual Meeting of Stockholders, Sohu expected to have an unfilled vacancy in its audit committee and, accordingly, would need to rely on the one-year cure period. The vacancy in the audit committee is the result of Mr. Thomas Gurnee’s not standing for re-election to Sohu’s Board of Directors at the 2006 Annual Meeting, which was held on June 9, 2006. Sohu has been conducting and continues to conduct a search for a suitable candidate to propose for service on the Board and the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 12, 2006	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Chief Financial Officer